Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of CorMedix Inc. on Form S-8 (File No. 333-170498) of our report dated March 11, 2011, on our audits of the financial statements of CorMedix Inc. as of December 31, 2010 and 2009, and for the years then ended, and for the period from July 28, 2006 (Inception) to December 31, 2010, which report is included in this Annual Report on Form 10-K.

/s/ J. H. Cohn LLP

Roseland, New Jersey
March 11, 2011